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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement	Confidential, for Use of the
Definitive Proxy Statement	Commission Only (as Permitted
Definitive Additional Materials	by Rule 14a-6(e)(2))
Soliciting Material pursuant to
Rule 14a-11(c) or Rule 14a-12

Glowpoint, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

April 21, 2005

Dear Stockholder:

We are pleased to invite you to the 2005 Annual Meeting of Stockholders of Glowpoint, Inc., which will be held at 9:00 a.m. local time, on May 26, 2005, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081.

At the meeting, you will be asked to elect three Class III Directors to our board of directors to serve a three-year term each and to ratify the appointment of BDO Seidman, LLP as our Registered Public Accounting Firm for fiscal year 2005.

The enclosed notice and proxy statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our Annual Report on Form 10-K for 2004.

We hope you will be able to attend the meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone or over the Internet, so that your shares will be represented and voted at the meeting.

Sincerely,

David C. Trachtenberg Chief Executive Officer and President

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GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2005

To our Stockholders:

The Annual Meeting of Stockholders of Glowpoint, Inc. will be held at 9:00 a.m. local time on May 26, 2005, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081, for the following purposes:

1.	To elect three Class III Directors to the board of directors to serve a three-year term each;

2.	To ratify the appointment of BDO Seidman, LLP as our Registered Public Accounting Firm for fiscal 2005; and

3.	To transact other business as may properly come before the meeting.

Stockholders of record of our common stock as of the close of business on April 15, 2005 are entitled to attend and vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

David C. Trachtenberg Chief Executive Officer and President

April 21, 2005

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE OR OVER THE INTERNET.

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GLOWPOINT, INC.
225 Long Avenue
Hillside, New Jersey 07205

PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Glowpoint, Inc. (referred to throughout this proxy statement as “Glowpoint” or “we” or “our”) is soliciting proxies for our 2005 Annual Meeting of Stockholders or any adjournment or postponement thereof. The Annual Meeting will be held at 9:00 a.m. local time on May 26, 2005, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081. This proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for 2004 are first being mailed to stockholders on or about April 21, 2005.

At the Annual Meeting, stockholders will be asked to consider and vote on (1) the election of three directors each to serve a three-year term as a Class III Director; and (2) the ratification of the appointment of BDO Seidman, LLP as our Registered Public Accounting Firm for the fiscal year ending December 31, 2005. At the Annual Meeting, stockholders may also be asked to consider and take action with respect to other matters that properly come before the meeting. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting.

RECORD DATE; QUORUM

Only holders of record of our common stock at the close of business on April 15, 2005 are entitled to vote at the Annual Meeting. As of the record date, approximately 46,034,176 shares of common stock were issued and outstanding, each of which entitles its holder to cast one vote on each matter to be presented at the Annual Meeting. A quorum is present at the Annual Meeting if a majority of shares of common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES

The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. Properly executed proxies that do not contain voting instructions will be voted (1) FOR each of the nominees named below for election as directors, and 2) FOR ratification of BDO Seidman, LLP as our Registered Public Accounting Firm for the fiscal year ending December 31, 2005, and with respect to other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. Abstentions are counted as a “no” vote for any proposals submitted to stockholders for a vote, excluding the election of directors. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. A broker “non-vote” will be treated as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A plurality of the votes duly cast is required for the election of directors. This means that the three nominees receiving the highest number of affirmative votes will be elected. Abstentions and broker “non-votes” are not counted for purposes of the election of directors.

Stockholders have the option to vote over the Internet or by telephone. If you have Internet access, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. It is convenient, and it saves significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

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SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card, over the Internet or by telephone, you may use any of those three methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the Internet and telephone voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse the related reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders must deliver the proposal to the Corporate Secretary, Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, no later than December 28, 2005 if such proposal is to be considered for inclusion in our proxy materials for that meeting.

In addition, our by-laws provide that, in order for a stockholder to propose business for consideration at an annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date the annual meeting was made, whichever occurs first.

QUESTIONS AND ANSWERS ABOUT THE 2005 ANNUAL MEETING

Q:	What Is The Proposal Relating To The Election Of Directors That I Will Be Voting On At The Annual Meeting?

A:	You will be asked to consider and vote upon a proposal to elect the following individuals to the board of directors: Dean Hiltzik, Richard Reiss and James Spanfeller.

Q:	What Is The Proposal Relating To The Ratification Of The Audit Committee’s Appointment Of a Registered Public Accounting Firm That I Will Be Voting On At The Annual Meeting?

A:
You will be voting to ratify the audit committee’s appointment of BDO Seidman, LLP, a Registered Public Accounting Firm, as our Registered Public Accounting Firm for the fiscal year ending December 31, 2005.

Q:	Who Is Soliciting My Proxy?

A:
This proxy solicitation is being made and paid for by Glowpoint. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet or fax, in

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person or otherwise. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock. We will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material.

Q:	How Does The Board Recommend That I Vote On The Matters Proposed?

A:	Your board unanimously recommends that stockholders vote “FOR” each of the proposals submitted at the Annual Meeting.

Q:	Who Is Entitled To Vote At The Annual Meeting?

A:	Only holders of record of our common stock as of the close of business on April 15, 2005 will be entitled to notice of and to vote at the Annual Meeting.

Q:	When And Where Is The Annual Meeting?

A:	The Annual Meeting of our stockholders will be held at 9:00 a.m. local time, on Thursday, May 26, 2005, at the Holiday Inn, 304 Route 22 West, Springfield, NJ 07081.

Q:	Where Can I Vote My Shares?

A:	You can vote your shares where indicated by the instructions set forth on the proxy card, including by Internet or by telephone, or you can attend and vote your shares in person at the Annual Meeting.

Q:	If My Shares Are Held In “Street Name” By My Broker, Will My Broker Vote My Shares For Me?

A:
Your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters, and will not be counted in determining the number of shares necessary for approval. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:	May I Change My Vote After I Have Mailed My Signed Proxy Card?

A:
Yes. Just send in a written revocation or a later dated, signed proxy card before the Annual Meeting or vote again by telephone or over the Internet, or simply attend the Annual Meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy; you must vote at the Annual Meeting.

Q:	What Do I Need To Do Now?

A:
Please vote your shares as soon as possible so that your shares may be represented at the Annual Meeting. You may vote by signing and dating your proxy card and mailing it in the enclosed return envelope or by telephone or over the Internet, or you may vote in person at the Annual Meeting.

Q:	Whom Should I Call If I Have Questions?

A:	If you have questions about any of the proposals on which you are voting, you may call Gerard E. Dorsey, our Chief Financial Officer, at (973) 282-2000.

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PROPOSAL NO. 1 —
ELECTION OF DIRECTORS

Our directors are divided into three classes. The number of directors is determined from time to time by our board of directors. A single class of directors is elected each year at the annual meeting of stockholders. Each director elected at an annual meeting will serve for a term ending at the third annual meeting of stockholders after his or her election and until his or her successor is elected and duly qualified. Lewis Jaffe resigned his position as a Class III Director as of June 2004 and James Spanfeller was appointed to fill the vacancy created by his resignation. James Kuster resigned his position as a Class I Director as of September 7, 2004; a new director has not yet been appointed to fill the vacancy.

The directors to be elected at the Annual Meeting are Class III Directors and are to serve until the 2008 annual meeting or until their respective successors are duly elected and qualified. The nominees who will stand for election are Dean Hiltzik, Richard Reiss and James Spanfeller, all of whom are currently members of our board of directors. The three nominees receiving the highest number of affirmative votes will be elected as Class III Directors. In the event any nominee is unable or unwilling to serve as a nominee, the board of directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our board of directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected.

The following table sets forth information with respect to our current directors, director nominees and executive officers.

Name	Age	Position with Company

Director Nominees
Richard Reiss	48	Chairman of the Board
Dean Hiltzik (2)(3)	51	Director
James Spanfeller (1)(3)	48	Director

Other Directors
David C. Trachtenberg	42	Chief Executive Officer, President and Director
Karen Basian (1)(2)	43	Director
Michael Toporek (1)(2)(3)	40	Director

Non-Director Executive Officers
Gerard E. Dorsey	58	Chief Financial Officer and Executive Vice President, Finance
Michael Brandofino	40	Chief Technology Officer
Christopher Zigmont	43	Executive Vice President

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating Committee.

Biographies

Class III Director Nominees

Richard Reiss, Chairman of the Board of Directors.     Mr. Reiss has been Chairman of our Board of Directors since May 2000 and served as our Chief Executive Officer from May 2000 to October 2003. Mr. Reiss served as our President from May 2000 to April 2002. Mr. Reiss served as Chairman of the Board of Directors, President and Chief Executive Officer of All Communications Corporation (ACC) from ACC’s formation in 1991 until the formation of Glowpoint’s predecessor pursuant to the merger of ACC and View Tech, Inc. (VTI) in May 2000.

Dean Hiltzik, Director.     Mr. Hiltzik has been a member of our board of directors since May 2000. From September 1999 until May 2000, Mr. Hiltzik was a member of ACC’s board of directors. Mr. Hiltzik, a certified public accountant, is a partner and director of the securities practice at Schneider & Associates LLP,

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which he joined in 1979. Schneider provides tax and consulting services to Glowpoint. Mr. Hiltzik received a B.A. from Columbia University and an M.B.A. in Accounting from Hofstra University.

James Spanfeller, Director.     Mr. Spanfeller has been a member of our board of directors since June 2004. Mr. Spanfeller is currently President and Chief Executive Officer of Forbes.com, which he joined in November 2000. Before joining Forbes.com, Mr. Spanfeller served as President, Consumer Magazine Group of Ziff Davis Media, Inc.

Required Vote and Board Recommendation

Directors must be elected by a plurality of the shares of our common stock present at the annual meeting in person or by proxy entitled to vote. The three nominees for director receiving the highest number of affirmative votes will be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors. The board of directors recommends that the stockholders vote for the election of each nominee for director named above.

Directors Whose Terms of Office Continue After the Annual Meeting

David C. Trachtenberg, Chief Executive Officer, President and Director.     Mr. Trachtenberg was named our Chief Executive Officer and President and a member of our board of directors in October 2003. Mr. Trachtenberg served as President and Chief Marketing Officer of StarBand Communications from August 2000 to September 2002. Starband filed a Chapter 11 bankruptcy petition in May 2002 and emerged from Chapter 11 in November 2003. Before Starband, he was President and Chief Operating Officer at Prodigy Communications Corporation from December 1998 to June 2000. Prior thereto, Mr. Trachtenberg spent nine years at MCI. Mr. Trachtenberg holds an M.B.A. from the Wharton School of Business, and an M.A. in International Affairs from the University of Pennsylvania and a B.A. from Tufts University. Mr. Trachtenberg currently serves on the Board of Governors of the Lauder Institute at the University of Pennsylvania.

Michael Toporek, Director.     Mr. Toporek has been a member of our board of directors since July 2002. He is currently the Managing General Partner of Brookstone Partners, a private equity firm. From August 2000 to May 2002, Mr. Toporek was a Director at SG Cowen Corporation, providing investment banking and mergers and acquisitions advice to technology companies. From September 1996 to August 2000, Mr. Toporek was an investment banker at Dillon Read & Co. and its successor entity, UBS Warburg, providing investment banking and mergers and acquisitions advice to industrial companies.

Karen Basian, Director.     Ms. Basian has been a member of our board of directors since November 2003. Ms. Basian is currently Principal of Firefly Strategy Capital Inc. Before Firefly, she served as President of KB Capital Management Strategy and Financial Consulting, a consulting and financial advisory firm. Prior thereto, Ms. Basian served as Chief Financial Officer and Senior Vice President, Corporate Services for 724 Solutions Inc., from February 1999 to November 2002. Between 1994 and 1999, Ms. Basian served in various positions at Frito-Lay, including as Chief Financial Officer and Vice President, Finance for Canada. Ms. Basian received a B.A. with Honors from the University of Western Ontario, a C.A. from the Canadian Institute of Chartered Accountants and an M.B.A. from IMD, Lausanne, Switzerland.

Executive Officers

The following individuals are our executive officers but are not directors or nominees for director:

Gerard E. Dorsey, Chief Financial Officer and Executive Vice President, Finance.     Mr. Dorsey has been our Chief Financial Officer since December 2004 and is also our Executive Vice President, Finance. Mr. Dorsey joined the Company from Tatum Partners, LLP, where he was a CFO engagement partner since October 2003. Mr. Dorsey has also previously served as Executive Vice President and CFO of Scient, Inc. from June to December 2002. Scient filed for bankruptcy under Chapter 11 on July 16, 2002. Before joining Scient, Mr. Dorsey served as Executive Vice President and CFO of Predictive Systems, Inc. from 1999 to 2002. Mr. Dorsey received a B.B.A. in Accounting and an M.B.A. in Finance from Pace University.

Michael Brandofino, Executive Vice President and Chief Technology Officer.     Mr. Brandofino has served as our Executive Vice President and Chief Technology Officer since October 2000. From 1988 to

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September 2000, Mr. Brandofino held several positions at Johns Brook Co., Inc., a technology consulting company, most recently in the position of President. Mr. Brandofino holds a B.S. degree in Management Information Systems from Pace University.

Christopher Zigmont, Executive Vice President.     Mr. Zigmont served as our Chief Financial Officer and our Executive Vice President, Finance, from May 2000 until December 2004. He resigned from that position in December 2004, and is currently an Executive Vice President. From June 1999 until May 2000, Mr. Zigmont served as VTI’s Chief Financial Officer. From March 1990 to May 1999, Mr. Zigmont held various positions at BankBoston Corporation, most recently as Director of Finance. He received a B.S. degree in Business Administration with a double major in Accounting/Finance from Boston University.

Board of Directors, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the board and vote on extraordinary matters; the board is the company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the chief executive officer; and management runs the company’s day-to-day operations. The primary responsibilities of the board of directors are oversight, counseling and direction to our management in the long-term interests of us and our stockholders. Our board of directors currently consists of six directors as described in “Proposal No. 1: Election of Directors.” The current board members and nominees for election include four independent directors and one current member and one former member of our senior management.

Our board of directors met six times during the year ended December 31, 2004. During this period, each of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he or she was a director and (ii) the total number of meetings of committees of the board on which he or she served, held during the period for which he or she served. The board has an audit committee, a compensation committee and a nominating committee.

As a general matter, board members are expected to attend our annual meetings. All members of our then current board of directors other than Lewis Jaffe attended our 2004 annual meeting of stockholders. Mr. Jaffe did not attend because he intended to resign from the board shortly after the meeting.

“Independent” Directors. Each of our directors other than Messrs. Reiss and Trachtenberg qualify as “independent” in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company.

In addition, as further required by the Nasdaq rules, the board has made a subjective determination as to each independent director that no relationship exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to Glowpoint and Glowpoint’s management.

In addition, as required by Nasdaq rules, the members of the audit committee each qualify as “independent” under special standards established by the Securities and Exchange Commission (the “SEC”) for members of audit committees. The audit committee is also required to have at least one independent member who is determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent director.” Each member of the audit committee has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

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Audit Committee

We currently have an audit committee consisting of Karen Basian, James Spanfeller and Michael Toporek. James Kuster resigned from the audit committee as of September 7, 2004 and Mr. Spanfeller was appointed as his replacement. Ms. Basian is the chairperson of the audit committee. The audit committee consults and meets with our Registered Public Accounting Firm and chief financial officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full board of directors regarding such matters. The audit committee met six times during the year ended December 31, 2004.

Compensation Committee

We currently have a compensation committee consisting of Karen Basian, Dean Hiltzik and Michael Toporek. James Kuster resigned from the compensation committee as of March 25, 2004 and Mr. Hiltzik was appointed as his replacement. Each member of the compensation committee meets the independence requirements of Nasdaq. The compensation committee is responsible for supervising our executive compensation policies, reviewing officers’ salaries, approving significant changes in employee benefits and recommending to the board of directors such other forms of remuneration as it deems appropriate. The compensation committee met three times during the year ended December 31, 2004.

Nominating Committee

We currently have a nominating committee consisting of Dean Hiltzik, James Spanfeller and Michael Toporek. Each member of the nominating committee meets the independence requirements of Nasdaq. The nominating committee is responsible for assessing the performance of our board of directors and making recommendations to our board regarding nominees for the board. The nominating committee was formed in February 2004. Prior to the formation of the committee, its functions were performed by the board of directors. The nominating committee operates under a written nominating committee charter, which was filed with our proxy statement for the 2004 annual meeting of our stockholders.

The nominating committee considers qualified candidates to serve as a member of our board of directors suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 225 Long Avenue, Hillside, New Jersey 07205. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

•	A statement that the writer is our stockholder and is proposing a candidate for our board of directors for consideration by the nominating committee;

•	The name of and contact information for the candidate;

•	A statement of the candidate’s business and educational experience;

•	Information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

•	A statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	A statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

In considering potential new directors and officers, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. The nominating

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committee will also consider whether the individual has the time available to devote to the work of our board of directors and one or more of its committees.

The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent service on our board of directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the board of directors for approval.

Director Compensation

Directors who are not our executive officers or employees receive a director’s fee of a cash payment of $2,000 and options to purchase 1,000 shares of common stock for each board meeting attended, a cash payment of $1,000 and 500 shares of common stock for each committee meeting attended, whether in person or by telephone, and a cash payment of $5,000 and options to purchase 4,000 shares of common stock for attendance at the annual meeting of stockholders. Each chairperson of a standing committee of our board of directors receives a cash payment of $1,000 per year, paid following each annual meeting of our stockholders.

Each director who is independent in accordance with the published listing requirements of Nasdaq receives a one-time grant of 80,000 restricted shares of our common stock. The restricted shares have an exercise price equal to the closing price of our common stock on the Nasdaq National Market on the date of grant. 20,000 shares vest on the date of grant and 20,000 shares vest on each of the first, second and third anniversaries of the date of grant, provided that, with respect to each scheduled vesting date, the director in question (i) attended at least 75% of the meetings of the board of directors held in the twelve months prior to the scheduled vesting date and (ii) remains independent under the Nasdaq listing standards prevailing on the scheduled vesting date. The restricted shares become fully vested and exercisable upon a change in control of our company.

Contacting The Board Of Directors

Any stockholder who desires to contact our board of directors, committees of the board of directors and individual directors may do so by writing to:

Glowpoint, Inc., [Addressee], 225 Long Avenue, Hillside, New Jersey 07205

•	Audit Committee of the Board of Directors

•	Compensation Committee of the Board of Directors

•	Nominating Committee of the Board of Directors

•	Name of individual directors

These communications are sent by us directly to the specified addressee.

Code Of Business Conduct And Ethics

We have adopted a code of business conduct and ethics, which is designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our filings with the SEC and other public communications; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code of business conduct and ethics; and accountability for adherence to the code of business conduct and ethics. The code of business conduct and ethics applies to our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer and controller. A copy of our code of business conduct and ethics is available at our website at www.glowpoint.com. You may request a copy of the code of business conduct and ethics, at no cost, by telephoning us at (973) 282-2000 or writing us at the following address: Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205, Attention: Investor Relations. We may post amendments to or waivers of the

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provisions of the code of business conduct and ethics, if any, made with respect to our principal executive officer, principal financial officer, principal accounting officer or controller on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be part of, this document.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is composed of three directors. Each member meets the current independence standards under the applicable SEC and Nasdaq rules. The audit committee operates under a written audit committee charter, which was filed with our proxy statement for the 2003 annual meeting of our stockholders.

As described more fully in its charter, the purpose of the audit committee is to assist the board in its general oversight of Glowpoint’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Glowpoint’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. BDO Seidman, LLP, our Registered Public Accounting Firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In accordance with law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our Registered Public Accounting Firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the Registered Public Accounting Firm, nor can the audit committee certify that the Registered Public Accounting Firm is “independent” under applicable rules. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the Registered Public Accounting Firm on the basis of the information it receives, discussions with management and the Registered Public Accounting Firm, and the experience of the audit committee’s members in business, financial and accounting matters. Each member of the audit committee has been determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Glowpoint regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.

Among other matters, the audit committee monitors the activities and performance of Glowpoint’s Registered Public Accounting Firm, including the audit scope, external audit fees, Registered Public Accounting Firm independence matters and the extent to which the Registered Public Accounting Firm may be retained to perform non-audit services.

In accordance with audit committee policy and the requirements of law, all services to be provided by BDO Seidman, LLP, are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its Registered Public Accounting Firm. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee

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that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The audit committee has discussed with BDO Seidman, LLP, our Registered Public Accounting Firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

Our Registered Public Accounting Firm also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the audit committee discussed with the Registered Public Accounting Firm its independence from management and our company. The audit committee has also considered the compatibility of non-audit services with the Registered Public Accounting Firm’s independence.

Based on the audit committee’s discussion with management and the Registered Public Accounting Firm, the audit committee’s review of the audited financial statements, the representations of management and the report of the Registered Public Accounting Firm to the audit committee, the audit committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2004 filed with the SEC.

Respectfully submitted,

Karen Basian James Spanfeller Michael Toporek

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EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The table below summarizes information concerning the compensation we paid during 2004 to our Chief Executive Officer and our four other most highly paid executive officers during that year (collectively, the “Named Executive Officers”), each of whom is currently one of our named executive officers:

	Annual Compensation					Long-Term Compensation Awards

Name and Principal Position	Year	Salary($)		Bonus ($)		Restricted Stock Awards		Securities Underlying Options	All Other Compensation

David Trachtenberg, Chief Executive	2004	$327,519		$—		$—		150,000	$4,020	(1)
Officer and President	2003	$64,212		$—		$1,116,000	(2)	—	$2,969	(1)
	2002	$—		$—		$—		—	$—

Gerard Dorsey, Chief Financial Officer,	2004	$17,904	(3)	$—		$—		125,000	$—
Executive Vice President,	2003	$—		$—		$—		—	$—
Finance and Secretary	2002	$—		$—		$—		—	$—
(December 7, 2004 to present)

Michael Brandofino, Chief Technology	2004	$249,481		$—		$—		100,000	$—
Officer and Executive Vice President	2003	$194,694		$35,000		$—		100,000	$—
	2002	$183,938		$—		$—		64,875	$—

Richard Reiss,	2004	$154,962		$—		$—		—	$2,783	(4)
Chairman of the Board	2003	$359,492	(5)	$50,000		$—		—	$—
	2002	$379,250		$75,000	(6)	$—		—	$5,764	(4)
Christopher Zigmont, Executive Vice President
(December 12, 2004 to present);
Chief Financial Officer,	2004	$206,346		$50,000	(7)	$—		100,000	$—
Executive Vice President, Finance	2003	$190,000		$50,000		$—		50,000	$—
(January 1, 2003 to December 12, 2004) and	2002	$188,654		$—		$—		50,500	$—
Secretary (February 1, 2003 to December 12, 2004)

(1)	Reflects reimbursed expenses as set forth in Mr. Trachtenberg’s employment agreement (see “Employment Agreements” and “Compensation Committee Report on Executive Compensation”).
(2)	Reflects 360,000 restricted shares valued at $3.10 per share vesting in three equal installments over the life of Mr. Trachtenberg’s employment agreement.
(3)	Mr. Dorsey’s 2004 salary is prorated based on his December 7, 2004 employment date and his annual salary of $245,000.
(4)	Reflects premiums paid for a life insurance policy.
(5)	Reflects payout of $29,492 with respect to accrued vacation.
(6)	Formula bonus as set forth in Mr. Reiss’ employment agreement (see “Employment Agreements” and “Compensation Committee Report on Executive Compensation”).
(7)	Mr. Zigmont’s bonus for 2004 was paid in January 2005.

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Options Grants In 2004

The following table sets forth information regarding stock options granted pursuant to our stock option plan during 2004 to each of the named executive officers.

	Number of Underlying Options	Percent of Total Options Granted to Employees In Fiscal	Exercise or Base Price		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted	Year 2004	(Per Share)	Expiration Date	5%	10%

David Trachtenberg	150,000	10.7%	$1.19	August 17, 2014	$290,758	$462,983
Gerard E. Dorsey	125,000	8.9%	$1.29	December 7, 2014	$262,659	$418,241
Michael Brandofino	100,000	7.1%	$1.36	July 26, 2014	$221,530	$352,749
Richard Reiss	—	—	—	—	—	—
Christopher Zigmont	100,000	7.1%	$1.36	July 26, 2014	$221,530	$352,749

Aggregated Option Exercises In Fiscal 2004 And Fiscal Year-End Option Values

The following table sets forth information concerning the value of unexercised in-the-money options held by the Named Executive Officers as of December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		$ Value of Unexercised In-The-Money Options at Fiscal Year-end

			Exercisable	Unexercisable	Exercisable	Unexercisable

David Trachtenberg	—	$—	—	150,000	$—	$54,000
Gerard E. Dorsey	—	$—	—	125,000	$—	$32,500
Michael Brandofino	—	$—	289,875	75,000	$17,298	$14,250
Richard Reiss	—	$—	1,659,643	—	$—	$—
Christopher Zigmont	—	$—	515,500	—	$29,710	$—

Employment Agreements

We have entered into employment agreements with our executive officers. The following is a summary of the material terms and conditions of such agreements and is subject to the detailed provisions of the respective agreements attached as exhibits to our filings with the Securities and Exchange Commission.

Employment Agreement with David Trachtenberg

The employment agreement with David Trachtenberg, our President and Chief Executive Officer, has a three-year term that commenced October 15, 2003. Under the agreement, Mr. Trachtenberg is entitled, in years one, two and three of his employment, to annual base compensation of $315,000, $345,000 and $375,000. Mr. Trachtenberg is also entitled to annual incentive compensation in an amount equivalent to 50% of his then annual base salary subject to the achievement of goals and metrics established by Mr. Trachtenberg and our Compensation Committee and updated on an annual basis. The agreement provides for an award of 360,000 restricted shares of our common stock, the fair value of which was determined to be $1,116,000. These restricted shares will be forfeited if Mr. Trachtenberg’s employment with us is terminated for any reason, with risk of forfeiture lapsing with respect to 120,000 shares on each anniversary of the commencement of his employment. Mr. Trachtenberg is also entitled to reimbursement for the costs of a car to conduct company business and for parking his car in New York City. Under the agreement, we must secure and pay the premium on a $2,000,000 life insurance policy payable to Mr. Trachtenberg’s designated beneficiary. Either we or Mr. Trachtenberg may terminate his employment at any time, for any reason or no reason; however, if Mr. Trachtenberg is terminated without cause or if he resigns for good reason or dies, he is entitled to one year of his then annual base salary, one year of his then annual incentive compensation, one year of continued reimbursement for his car and parking expenses and one year of accelerated vesting on the restricted shares granted under the employment agreement. If Mr. Trachtenberg’s employment is terminated for cause or if he voluntarily resigns, he is entitled to his base salary and other benefits through the last day actually worked.

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Employment Agreement with Gerard E. Dorsey

We entered into an agreement with Gerard Dorsey to serve as Chief Financial Officer and Executive Vice President, Finance, for a three-year term commencing December 7, 2004. Under the agreement, Mr. Dorsey is entitled to an annual base salary of at least $245,000 per year. He is also entitled to receive incentive compensation in an amount equivalent to 40% of his then current annual base salary for the years 2005 and 2006, subject to the achievement of goals and metrics established by the CEO and Mr. Dorsey together. The agreement provides for an award of options to purchase 125,000 shares of our common stock, with one-third of these options vesting annually on the anniversary of the grant. If Mr. Dorsey is terminated without cause or resigns for good reason, he will be entitled to one year of accelerated vesting on these options, as well as severance equal to six months of his then current annual base salary and the prorated amount of incentive compensation due as of the effective date of termination. If Mr. Dorsey’s employment with us is terminated for cause, the unvested options will be forfeited and all benefits and compensation will cease as of the last day of his employment. Mr. Dorsey is also entitled to receive under the agreement up to $400 per month for the lease or use of a car to conduct the company’s business.

Employment Agreement with Christopher Zigmont

We entered into an employment agreement with Christopher Zigmont, our former Chief Financial Officer and Executive Vice President, Finance, for a five-month term commencing July 1, 2004 with the option of extending his employment on an at-will basis after the expiration of the term. We expect Mr. Zigmont to leave the company in the second quarter of 2005. Under the agreement, Mr. Zigmont is entitled to base compensation equivalent to $215,000 per year and incentive compensation equivalent to 40% of his annual base salary subject to the achievement of goals and metrics as established and evaluated by the CEO. The agreement also provided for a one-time guaranteed bonus of $50,000 on December 31, 2004, and the grant of options to purchase 100,000 shares of our common stock, with 50,000 options vesting upon execution of the agreement and the remaining 50,000 options vesting on December 31, 2004. In addition, Mr. Zigmont is entitled to receive under the agreement up to $400 per month for the lease or use of a car to conduct the company’s business.

Employment Agreement with Michael Brandofino

On July 1, 2004, we entered into an amended and restated employment agreement with Michael Brandofino, our Executive Vice President and Chief Technology Officer. The agreement has a three year term, during which Mr. Brandofino is entitled to a base compensation of $245,000 for the first year, $260,000 for the second year, and $275,000 for the third year. He is also entitled to annual incentive compensation in an amount equivalent to 40% of his base salary for that calendar year, subject to the achievement of goals and metrics as established and evaluated by the CEO, and reimbursement up to $400 per month for the lease of a car to conduct company business. He was awarded options to purchase 100,000 shares of the company’s common stock, with options to purchase 25,000 shares vesting immediately upon execution of the agreement, and the remaining options vesting at the rate of 25,000 per year on the anniversary of the grant. In addition, Mr. Brandofino’s agreement stipulates that if we enter into an agreement to merge or consolidate with one or more other corporations where we are not the surviving entity or a sale of substantially all of our assets during the term of the agreement and Mr. Brandofino realizes less than $200,000 from the exercise of all outstanding options, then he is entitled to a bonus in an amount equal to the difference between $200,000 and the amount realized.

Employment Agreement with Richard Reiss

On December 31, 2004, we entered into an amended and restated employment agreement with Mr. Reiss, under which Mr. Reiss agrees to continue to assist our management in the development and marketing of our videoconferencing service and provide general executive level advice through December 31, 2005. Mr. Reiss is entitled to a salary of $150,000 for the period. Under the amended agreement, we continue to pay Mr. Reiss’ car lease through its expiration on December 31, 2005, Mr. Reiss’ cell phone monthly charges through December 31, 2005, the cost to maintain a Glowpoint videoconferencing connection and a business telephone line at Mr. Reiss’ home through December 31, 2005, and Mr. Reiss’ business travel expenses related to performance of his duties under the agreement. In addition, we will continue to pay premiums through December 31, 2005 on a $1.0 million life insurance policy payable to Mr. Reiss’ designated beneficiary or estate. In addition, we are required to pay COBRA premiums to maintain Mr. Reiss’ individual and family health insurance coverage for 18 months following the termination of Mr. Reiss’ employment.

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REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Scope Of The Committee’s Work

The compensation committee of the board of directors has the authority and responsibility to establish our overall compensation strategy, including salary and bonus levels, and to review and make recommendations to the board with respect to the compensation of our executive officers. The compensation committee was established in 1999; prior thereto, compensation decisions and grants of stock options were made only by the full board.

Executive Compensation Philosophy And Policies

Our overall compensation philosophy is to provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote our short- and long- term financial performance and growth.

The compensation committee recognizes the critical role of our executive officers in our growth and success to date and in our future prospects. Accordingly, our executive compensation policies are designed to (1) align the interests of executive officers with those of stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent on our financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options, restricted stock awards and various other benefits and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

In establishing salary, bonuses and long-term incentive compensation for its executive officers, the compensation committee takes into account both the position and the expertise of a particular executive, as well as the committee’s understanding of competitive compensation for similarly situated executives in our sector of the technology industry.

Executive Compensation

Base Salary. Salaries for executive officers for 2004 were generally determined by the compensation committee on an individual basis in connection with the determination of the terms of such executive’s applicable employment agreement, based on the following criteria: the executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Bonus/Incentive Compensation. The compensation committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of variable cash incentive pay. Accordingly, we did not award a guaranteed bonus to any executive officer in 2004, other than Mr. Zigmont, who received a cash bonus of $50,000 in January 2005 for 2004 in satisfaction of a condition in his employment agreement. However, each executive officer is eligible to receive a percentage of his base salary for the fiscal year upon the achievement of certain financial performance goals or other criteria and metrics as established by the President and CEO, at times in conjunction with the CFO or the compensation committee.

Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options or restricted stock links the interests of executives with the long-term interests of our stockholders and encourages executives to remain in our employ. We grant stock options in accordance with our various stock option plans. Grants of options and/or restricted stock are awarded based on a number of factors, including the individual’s level of responsibility, the amount and term of options already held by the individual, the individual’s contributions to the achievement of our financial and strategic objectives, and industry practices and norms.

Compensation Of The Chief Executive Officer

We entered into an agreement with David Trachtenberg to serve as President and Chief Executive Officer having a three-year term commencing October 15, 2003. Under the agreement, Mr. Trachtenberg is

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entitled, in year one, two and three of his employment to annual base compensation of $315,000, $345,000 and $375,000. Mr. Trachtenberg is also entitled to annual incentive compensation in an amount equivalent to 50% of his then annual base salary subject to the achievement of goals and metrics established by Mr. Trachtenberg and our Compensation Committee and updated on an annual basis. The agreement provides for an award of 360,000 restricted shares of our common stock, the fair value of which was determined to be $1,116,000. These restricted shares will be forfeited if Mr. Trachtenberg’s employment with us is terminated for any reason, with risk of forfeiture lapsing with respect to 120,000 shares on each anniversary of the commencement of his employment. Mr. Trachtenberg is also entitled to reimbursement for the costs of a car to conduct company business and for parking his car in New York City. Under the agreement, we must secure and pay the premium on a $2,000,000 life insurance policy payable to Mr. Trachtenberg’s designated beneficiary. Either we or Mr. Trachtenberg may terminate his employment at any time, for any reason or no reason; however, if Mr. Trachtenberg is terminated without cause or if he resigns for good reason or dies, he is entitled to one year of his then annual base salary, one year of his then annual incentive compensation, one year of continued reimbursement for his car and parking expenses and one year of accelerated vesting on the restricted shares granted under the employment agreement. If Mr. Trachtenberg’s employment is terminated for cause or if he voluntarily resigns, he is entitled to his base salary and other benefits through the last day actually worked.

Internal Revenue Code Section 162(M) Limitation

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million per year paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to our executive officers in 2004 did not, in the case of any officer, exceed the $1 million per year limit. The compensation committee generally intends to limit the dollar amount of all non- performance based compensation payable to our executive officers to no more than $1 million per year.

Respectfully submitted,

Karen Basian, Dean Hiltzik (member since March 2004) and Michael Toporek

Compensation Committee Interlocks And Insider Participation

Karen Basian, Dean Hiltzik, James Kuster, and Michael Toporek served as members of the compensation committee of the board of directors during 2004. Mr. Hiltzik replaced Mr. Kuster as a member of the compensation committee on March 25, 2004. No member of the compensation committee was at any time during 2004 or at any other time our officer or employee. No member of the compensation committee served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board or our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We receive financial and tax services from Schneider & Associates LLP, an accounting firm in which Dean Hiltzik, one of our directors, is a partner. Since Mr. Hiltzik became a director of ACC on September 15, 1999, we have incurred fees of approximately $303,000 for services received from this firm, $29,000 of which were incurred in 2004. We also entered into a consulting agreement with Mr. Hiltzik, dated January 2, 2001, for the provision of tax and financial services for one year. Mr. Hiltzik received an option to purchase 30,000 shares of common stock at an exercise price of $3.94 per share pursuant to that agreement.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of April 15, 2005 by each of the following:

•	each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the common stock;

•	our directors and named executive officers; and

•	all of our directors and executive officers as a group.

As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of April 15, 2005 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days of April 15, 2005 are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person. The amounts and percentages are based on 46,034,176 shares of common stock outstanding as of April 15, 2005.

Name And Address Of Beneficial Owners(1)	Number of Shares Owned(2)		Percentage of Outstanding Shares

Executive Officers and Directors:
David Trachtenberg	360,000		*
Gerard Dorsey	0		*
Michael Brandofino	292,910	(3)	*
Richard Reiss	5,192,250	(4)	10.9%
Karen Basian	94,500	(5)	*
Dean Hiltzik	312,443	(6)	*
James Spanfeller	3,500	(7)	*
Michael Toporek	107,500	(8)	*
Christopher Zigmont	515,500	(9)	1.1%
All directors and executive officers as a group (9 people)	6,878,603	(10)	14.1%
5% Owners:
North Sound Capital LLC	3,258,737	(11)	7.1%
53 Forest Avenue, Suite 202
Old Greenwich, Connecticut 06870

*	Less than 1%
(1)	Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 225 Long Avenue, Hillside, New Jersey 07205.
(2)	Unless otherwise noted indicated by footnote, the named persons have sole voting and investment power with respect to the shares of common stock beneficially owned.
(3)	Includes 289,875 shares subject to presently exercisable stock options.
(4)	Includes 1,659,643 shares subject to presently exercisable stock options and 82,500 shares held by a trust for the benefit of Mr. Reiss’ children, of which he is the trustee.
(5)	Includes 14,500 shares subject to presently exercisable stock options.
(6)	Includes 91,250 shares subject to presently exercisable stock options.
(7)	Includes 3,500 shares subject to presently exercisable stock options.
(8)	Includes 27,500 shares subject to presently exercisable stock options.
(9)	Includes 515,500 shares subject to presently exercisable stock options.
(10)	Includes 2,601,768 shares subject to presently exercisable stock options.
(11)	Ownership information is based on the Schedule 13G filed by North Sound Capital Management, L.L.C. on December 31, 2004.

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Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulations of the Securities and Exchange Commission to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for 2004, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission were filed on a timely basis except that reports on Form 4 were late in being filed for Ms. Basian and Mssrs. Hiltzik, Kuster and Spanfeller, and a report on Form 5 was late in being filed for Mr. Zigmont. The delay generally was the result of our administrative difficulties and not the fault of any of the directors or executives. These reports reflected options granted to our non-employee directors for their attendance at meetings of the board of directors and audit committee, options and restricted shares of our common stock granted to some of our executives in consideration for their service to us, restricted shares of our common stock granted to an independent director, and the exercise of options where the grant had already been reported on a Section 16(a) report.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the aggregate number of securities to be issued under all of our stock options and equity-based plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise prices as of December 31, 2004. The securities issued under equity compensation plans not approved by security holders consist entirely of options issued with respect to individual compensation arrangements for officers, directors, consultants and one employee. Specifically, we issued most of these options to Richard Reiss, our chairman, in connection with his employment agreement. We issued the remainder of these options to two consultants and two directors as compensation for services.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflecting In Column (a))

PLAN CATEGORY
Equity compensation plans approved by security holders	3,414,070	$2.46	846,219
Equity compensation plans not approved by security holders	1,532,893	$3.24	—

Total	4,946,963	$2.70	846,219

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PROPOSAL NO. 2 —
RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee, composed entirely of independent, non-employee members of the board of directors, has appointed the firm of BDO Seidman, LLP (“BDO Seidman”) as the Registered Public Accounting Firm to audit the consolidated financial statements of our company and its subsidiaries for fiscal 2004 and is asking the stockholders for ratification of the appointment. Stockholder ratification is not required by our company’s bylaws or under any other applicable legal requirement. If the stockholders do not approve the selection of BDO Seidman, the audit committee will reconsider the appointment.

BDO Seidman has audited our company’s consolidated financial statements since 2000. As our Registered Public Accounting Firm, BDO Seidman would audit our consolidated financial statements for fiscal 2005 and perform audit-related services and consultation in connection with various accounting and financial reporting matters. BDO Seidman also performs certain non-audit services for our company. The audit committee has determined that the provision of the services provided by BDO Seidman as set forth herein are compatible with maintaining BDO Seidman’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant Securities and Exchange Commission rules.

BDO Seidman will have a representative present at the annual meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

Audit Fees

BDO Seidman billed us $116,000 in 2004 and $146,334 in 2003 in the aggregate for professional services rendered by it for the audit of our annual financial statements for the 2004 and 2003 fiscal years and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the 2004 and 2003 fiscal years.

Audit-Related Fees

BDO Seidman billed us $11,000 in 2004 and $49,733 in 2003 in the aggregate for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above. These fees were billed in connection with our filings with the Securities and Exchange Commission, consultation with respect to financial accounting pronouncements and attendance at audit committee and annual stockholder meetings.

Tax Fees

BDO Seidman did not render any professional services to us for tax compliance, tax advice and tax planning in 2004 or 2003.

All Other Fees

BDO Seidman billed us $4,500 in 2004 and $9,322 in 2003 in the aggregate for all other services rendered to us. These fees were billed in connection with assistance provided relating to the sale of our Video Solutions business.

In accordance with audit committee policy and the requirements of law, all services to be provided by BDO Seidman are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

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Required Vote And Board Recommendation

Approval of the Registered Public Accounting Firm proposal requires the affirmative vote of a majority of the votes cast by holders of common stock present at the annual meeting in person or by proxy entitled to vote. The board of directors recommends that stockholders vote for the ratification of the selection of BDO Seidman as our Registered Public Accounting Firm for the fiscal year ending December 31, 2005.

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq National Market Index and a peer group selected by our company on an industry and line-of-business basis. The period shown commences on December 31, 1999 and ends on December 31, 2004, the end of our last fiscal year. The graph assumes an investment of $100 on December 31, 1999, and the reinvestment of any dividends.

The comparisons in the graph below are based on historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

Indexed Stock Quotes	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Glowpoint, Inc.	100.000	90.125	122.867	55.112	34.569	30.618
The Nasdaq National Market Index	100.000	60.711	47.930	32.819	49.231	53.460
Nasdaq Telecommunications Index	100.000	45.641	23.304	10.714	18.079	19.524

Stock Quotes	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Glowpoint, Inc.	5.062	4.563	6.220	2.790	1.750	1.550
The Nasdaq National Market Index	4,069.310	2,470.520	1,950.400	1,335.510	2,003.370	2,175.440
Nasdaq Telecommunications Index	1,015.400	463.440	236.630	108.790	183.570	198.250

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GLOWPOINT, INC.

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2005

The undersigned stockholder of GLOWPOINT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement, each dated April 21, 2005, and hereby appoints David Trachtenberg and Gerard Dorsey proxy, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of GLOWPOINT, INC. to be held on May 26, 2005 at 9:00 a.m., local time, at the Holiday Inn, 304 Route 22 West, Springfield, New Jersey 07081 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 26, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

PROPOSAL NO. 1: ELECTION OF DIRECTORS:

NOMINEES:
FOR ALL NOMINEES	Dean Hiltzik
Richard Reiss
James Spanfeller
WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT (See instructions below)
	FOR	AGAINST	ABSTAIN
PROPOSAL NO. 2: RATIFICATION OF BDO SEIDMAN, LLP AS GLOWPOINT'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005:

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the nominees in Proposal No. 1, and FOR ratification of the independent auditors in Proposal No. 2, and as said proxies deem advisable on such other matters as may properly come before the meeting.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.